Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2025, with respect to the consolidated financial statements of JX Luxventure Group Inc. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ OneStop Assurance PAC

Singapore

March 2, 2026